EXHIBIT 99.1

PROMISSORY NOTE

U.S. $180,000	Las Vegas, Nevada
November 20, 2019

The undersigned, Interlink Plus, Inc., a corporation organized under the laws of Nevada (the "Company"), hereby promises to pay to the order of BRUCE A CASSIDY 2013 IRREVOCABLE TRUST (together with its successors and assigns, the "Holder"), the principal sum of One Hundred Eighty Thousand and no/100 ($180,000) United States Dollars, together with simple interest from the date hereof on the unpaid balance thereof at the rate of 10% per annum no later than May 20, 2020 (the "Maturity Date").

Interest shall be computed on the basis of a 365-day year or 366-day year as applicable and actual days lapsed. The Company shall have the privilege of prepaying the principal under this Demand Promissory Note (this "Note") in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest, then to principal. All interest due and payable hereunder shall be cumulated and accrue interest at the rate hereunder.

Payments due hereunder are to be made by wire transfer to such bank account of the Holder as the Holder may from time to time designate, in lawful money of the United States of America. Payments may also be made by company check to Holder.

This Note and all amounts outstanding shall immediately and automatically mature and become due and payable, without presentment, demand, protest or notice, all of which are hereby waived, in the event that the Company files a voluntary petition in bankruptcy or an involuntary petition is filed against it and not dismissed within ten days.

Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder. This Note shall inure to the benefit of the Holder of this Note and the Company and their respective successors and assigns and be binding upon the Holder of this Note and the Company and their respective successors and assigns.

The Holder may sell; transfer, assign, encumber or otherwise dispose of this Note in whole or in part, other than as may be prohibited by applicable law.

This Note is governed by and shall be construed and enforced in accordance with the laws of the State of Nevada for contracts made and wholly performed within that state and shall be construed as if drafted equally by the Company and the Holder. The Company hereby submits to the exclusive personal jurisdiction of the courts of the State of Nevada and the federal courts of the United States sitting in Clark County, and any appellate court from any such state or federal court.

No failure or delay on the part of the Holder in exercising any power or right hereunder, and no course of dealing between the Company and the Holder of this Note, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Should any provision of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the parties hereto agree that any provision of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such provision had never been included herein, provided, however the parties hereto shall use their best efforts to replace the provision so deemed to have been stricken herefrom with a provision that the parties reasonably believe to be valid and enforceable and which has a substantially identical economic and legal effect as the provision so deemed to have been stricken herefrom.

The Company acknowledges and represents, warrants and covenants to the Holder that the principal amount of this Note shall be used exclusively for the following purposes, and in this order: (i) payoff in full of the Demand Promissory Note dated June 15, 2018 between Year Champion Limited and the Company; (ii) payoff in full of the 10% Convertible Promissory Note dated April 25, 2016 between Desert Skyline Resources, LLC and the Company; (iii) payoff in full of the 10% Convertible Promissory Note dated July 15, 2016 between Desert Skyline Resources, LLC and the Company; (iv) pay for services provided by the Company's accountant and transfer agent; and (v) any remaining funds are for working capital purposes.

IN WITNESS WHEREOF, the Company has caused this Note to be made, executed and delivered by its duly authorized officer as of the day and year first written above.

INTERLINK PLUS, INC.

By: /s/ Duan Fu

Name: Duan Fu

Title: President and Director